SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 25, 2001
MONONGAHELA POWER COMPANY (Exact Name of Registrant as Specified in Its Charter)
Ohio (State or other jurisdiction of incorporation)	1-5164 (Commission File Number)	13-5229392 (IRS Employer Identification Number)

1310 Fairmont Avenue
Fairmont, WV 26554
(Address of principal executive offices)

Registrant's telephone number, including area code: (304) 366-3000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events

     In connection with its shelf registration statement (File No. 333-38484) covering $300,000,000 of first mortgage bonds and unsecured debt securities, the Registrant is filing the First Mortgage Bond Standard Purchase Agreement Provisions.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits The following exhibit is filed as part of this Current Report on Form 8-K:
Exhibit No. 1(b)	Exhibit First Mortgage Bond Standard Purchase Agreement Provisions
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.
Dated: September 25, 2001	Monongahela Power Company By: /s/ Thomas K. Henderson Name: Thomas K. Henderson Title: Vice President
INDEX TO EXHIBITS
Item No.	Exhibits
7	Ex. 1(b)	First Mortgage Bond Standard Purchase Agreement Provisions